MORTGAGE
Recorder’s Cover Sheet
Preparer Information:
Lathrop GPM LLP, c/o Scott Larison, 1010 West St. Germain Street, Suite 500, St. Cloud, MN 56301 (320) 252-4414

Taxpayer Information:
Homeland Energy Solutions, LLC, 2779 Highway 24, Lawler, Iowa 52154

Return Document To:
Compeer Financial
Aaron Knewtson
21088 Keswick Loop
Lakeville, MN 55044

Grantors:
HOMELAND ENERGY SOLUTIONS, LLC
Grantees:
HOME FEDERAL SAVINGS BANK

Legal Description: See Attached Exhibit A

Document or instrument number of previously recorded documents:
Mortgage dated November 30, 2007, which was recorded in the Office of the Chickasaw County Recorder on December 6, 2007, as Fee Book 2007-2367, and which was subsequently amended by that certain Amended and Restated Mortgage dated December 30, 2008, which amendment was recorded in the Office of the Chickasaw County Recorder on January 30, 2009, as Fee Book 2009-0225, further amended by that certain Second Amended and Restated Mortgage dated February 24, 2014, which was recorded in the Office of the Chickasaw County Recorder on March 3, 2014, as Fee Book 2014-0276, further amended by that certain Third Amended and Restated Mortgage dated June 28, 2017, which was recorded in the Office of the Chickasaw County Recorder on July 5, 2017, as Fee Book 2017-1059, and further amended by that certain Fourth Amended and Restated Mortgage dated November 6, 2020, which was recorded in the Office of the Chickasaw County Recorder on November 30, 2020, as Instrument No. 2020-2748.

FIFTH AMENDED AND RESTATED
MORTGAGE
Open End

    THIS FIFTH AMENDED AND RESTATED MORTGAGE encumbers real property, contains an after-acquired property clause and secures present and future loans and advances.

    PARTIES to this Mortgage are:

Mortgagor:         HOMELAND ENERGY SOLUTIONS, LLC
            an Iowa Limited Liability Company
            2779 Highway 24
            Lawler, Iowa 52154
Mortgagee:        HOME FEDERAL SAVINGS BANK
            50 – 14TH AVENUE EAST, SUITE 100
            SARTELL, MN 56377

    NOTICE: This Mortgage secures credit in the amount up to One Hundred Million Dollars ($100,000,000.00) (the “Secured Indebtedness”). Loans and advances up to this amount, together with the interest rates as set forth in the promissory notes are senior to indebtedness to other creditors under subsequently recorded or filed mortgages and liens.

This Mortgage constitutes a construction mortgage and a purchase money mortgage as defined in the Iowa Code.

RECITALS

    A.     Mortgagor and Mortgagee are parties to an Amended and Restated Master Loan Agreement dated June 29, 2017, as modified by that certain First Amendment to Amended and Restated Master Loan Agreement dated October 19, 2018, by that certain Second Amendment to Amended and Restated Master Loan Agreement dated November 6, 2020, and by that certain Third Amendment to Amended and Restated Master Loan Agreement of even date herewith (collectively, with all supplements, modifications and other amendments thereto, the “MLA”), which amended and restated that certain Master Loan Agreement dated as of November 30, 2007, as the same had been modified from time to time thereafter (the “Original MLA”). Capitalized terms used and not otherwise defined in this Mortgage shall have the meanings attributed to such terms in the MLA.

    B.     Under the terms of the MLA and related Loan Documents, including without limitation certain Supplements and the Notes, Mortgagor has agreed to make certain Loans to Mortgagor in an aggregate amount at no time exceeding the amount of the Secured Indebtedness (the “Loans”).

    C.    The Loans are evidenced by a Second Amended and Restated Term Revolving Note in the principal amount of $50,000,000.00 dated November 6, 2020, and a Revolving Note in the principal amount of $50,000,000.00 of even date herewith (each with all modifications and amendments thereto, collectively, the “Notes”).

    D.    To secure payment and performance of Mortgagor’s obligations to Mortgagee under the Original MLA, supplements, notes, and the other loan documents, the Mortgagor granted to Mortgagee that certain Mortgage dated November 30, 2007, which was recorded in the Office of the Chickasaw County Recorder on December 6, 2007, as Fee Book 2007-2367, and which was subsequently amended by that certain Amended and Restated Mortgage dated December 30, 2008, which amendment was recorded in the Office of the Chickasaw County Recorder on January 30, 2009, as Fee Book 2009-0225,

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further amended by that certain Second Amended and Restated Mortgage dated February 24, 2014, which was recorded in the Office of the Chickasaw County Recorder on March 3, 2014, as Fee Book 2014-0276, further amended by that certain Third Amended and Restated Mortgage dated June 28, 2017, which was recorded in the Office of the Chickasaw County Recorder on July 5, 2017, as Fee Book 2017-1059, and further amended by that certain Fourth Amended and Restated Mortgage dated November 6, 2020, which was recorded in the Office of the Chickasaw County Recorder on November 30_, 2020, as Instrument No. 2020-2748 (as amended, the “Original Mortgage”).

    E.     Mortgagor has requested that Lender increase the aggregate principal sum of the Loans by extending to the Mortgagor a revolving loan evidenced by the Revolving Note in the principal amount of $50,000,000.00 of even date herewith; and in connection therewith, the parties hereto desire to amend and restated the Original Mortgage in accordance with this Fifth Amended and Restated Mortgage (hereinafter, the “Mortgage”).

    1. Grant of Mortgage and Security Interest. Mortgagor hereby grants, pledges, sells, conveys and mortgages unto Mortgagee a security interest to Mortgagee in the following described property:

    a. Land and Buildings. All of Mortgagor’s right, title and interest in and to the following described real estate situated in Chickasaw County, Iowa (the “Land”).

See Exhibit A, which is incorporated herein by this reference, for legal description and all buildings, structures and improvements now standing or at any time hereafter constructed or placed upon the Land (the “Buildings”), including all hereditaments, easements, appurtenances, riparian rights, mineral rights, water rights, rights in and to the lands lying in streets, alleys and roads adjoining the land, estates and other rights and interests now or hereafter belonging to or in any way pertaining to the Land.

    b. Personal Property. All fixtures and other personal property integrally belonging to, or hereafter becoming an integral part of the Land or Buildings, whether attached or detached, including equipment and all proceeds, products, increase, issue, accessions, attachments, accessories, parts, additions, repairs, replacements and substitutes of, to, and for the foregoing (the “Personal Property”).

    c. Revenues and Income. All rents, issues, profits, leases, condemnation awards and insurance proceeds now or hereafter arising from the ownership, occupancy or use of the Land, Buildings and Personal Property, or any part thereof (the “Revenues and Income”).

    TO HAVE AND TO HOLD the Land, Buildings, Personal Property and Revenues and Income (collectively called the “Mortgaged Property”), together with all privileges, hereditaments thereunto now or hereafter belonging, or in any way appertaining and the products and proceeds thereof, unto Mortgagee, its successors and assigns.

    2. Obligations. This Mortgage secures the following (hereinafter collectively referred to as the “Obligations”):

    a. The payment of the Loans made by Mortgagee to Mortgagor evidenced by the MLA, the Supplements, the Notes, and the other Loan Documents (as defined in the MLA), any renewals, extensions, modifications or refinancing thereof and any additional supplements, notes or other documents issued thereunder or in substitution therefor; and

    b. All other obligations of Mortgagor to Mortgagee, now existing or hereafter arising, whether direct or indirect, contingent or absolute and whether as maker or surety, including, but not

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limited to, future advances and amounts advanced and expenses incurred by Mortgagee pursuant to this Mortgage or arising under the MLA or any other Loan Document. THIS PARAGRAPH SHALL NOT CONSTITUTE A COMMITMENT TO MAKE ADDITIONAL LOANS IN ANY AMOUNT EXCEPT AS OTHERWISE PROVIDED IN THE MLA.

    3. Representations and Warranties of Mortgagor. Mortgagor represents, warrants and covenants to Mortgagee that (i) Mortgagor holds good and marketable title to the Mortgaged Property and title in fee simple in the Land; (ii) Mortgagor has the right, power and authority to execute this Mortgage and to mortgage, and grant a security interest in the Mortgaged Property; (iii) the Mortgaged Property is free and clear of all liens and encumbrances, except for real estate taxes not yet delinquent, except for the Permitted Encumbrances set forth in the MLA and as set forth on Exhibit B attached hereto and except as otherwise expressly set forth herein; (iv) Mortgagor will warrant and defend title to the Mortgaged Property and the lien and priority of this Mortgage against all claims and demands of all persons, whether now existing or hereafter arising; (v) all Buildings are, or will be, located entirely within the boundaries of the Land; and (vi) Mortgagor is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order of the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person” or any other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control; and are not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation. Mortgagor hereby agrees to defend, indemnify and hold harmless the Mortgagee from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing representations, warranties and covenants.

4. Payment and Performance of the Obligations. Mortgagor will pay all amounts payable under the Obligations in accordance with the terms of the Obligations when and as due and will timely perform all other obligations of Mortgagor under the Obligations. The provisions of the Obligations are hereby incorporated by reference into this Mortgage as if fully set forth herein.

    5. Taxes. Mortgagor shall pay each installment of all taxes and special assessments of every kind, now or hereafter levied against the Mortgaged Property before the same become delinquent, without notice or demand, and shall upon request deliver to Mortgagee proof of such payment within fifteen (15) days after the date in which such tax or assessment becomes delinquent.

    6. Liens. Except for the Permitted Encumbrances, Mortgagor shall not create, incur or suffer to exist any lien, encumbrance, security interest or charge on the Mortgaged Property or any part thereof which might or could be held to be equal or prior to the lien of this Mortgage, other than the lien of current real estate taxes and installments of special assessments with respect to which no penalty is yet payable. Mortgagor shall pay, when due, all lawful claims of persons supplying labor or materials to or in connection with the Mortgaged Property.

    7. Compliance with Laws. Mortgagor shall comply with all present and future statutes, laws, rules, orders, regulations and ordinances affecting the Mortgaged Property, any part thereof or the use thereof.

    8. Permitted Contests. Mortgagor shall not be required to (i) pay any tax, assessment or other charge referred to in paragraph 5 hereof, (ii) discharge or remove any lien, encumbrance or charge referred to in paragraph 6 hereof, or (iii) comply with any statute, law, rule, regulation or ordinance referred to in paragraph 7 hereof, so long as Mortgagor shall contest, in good faith, the existence, amount or the validity thereof, the amount of damages caused thereby or the extent of Mortgagor’s liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon the tax, assessment, charge or lien, encumbrances or charge so contested, (B) the sale, forfeiture or loss of the Mortgaged Property or any part thereof, and (C) any

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interference with the use or occupancy of the Mortgaged Property or any part thereof. Mortgagor shall give prompt written notice to Mortgagee of the commencement of any contest referred to in this paragraph 8.

    9. Care of Property. Mortgagor shall take good care of the Mortgaged Property; shall keep the Buildings and Personal Property now or later placed upon the Mortgaged Property in good and reasonable repair and shall not injure, destroy or remove either the Buildings or Personal Property during the term of this Mortgage except dispositions of (i) obsolete or worn out Personal Property, (ii) Personal Property or Real Property not necessary for the operation of the business, or (iii) Personal Property or Real Property which is replaced with property of equivalent or greater value as the property which is disposed.

    10. Insurance. The Mortgagor shall obtain and keep in full force and effect during the term of this Mortgage at its sole cost and expense, the following policies of insurance:

a.    Property insurance, in broad form covering causes of loss customarily covered in the industry of Mortgagor’s business, including the cost of debris removal, together with a vandalism and malicious mischief endorsement, all in the amounts of not less than the full insurable value or full replacement cost, without deduction for depreciation, of the improvements on the Premises, whichever is greater, covering all buildings, structures, fixtures, personal property and other improvements now existing or hereafter erected or placed on the Premises, which insurance shall at all times be in an amount at least equal to the unpaid Secured Indebtedness at any given time.

b.    If the Mortgaged Premises are now or hereafter located in a flood plain as defined by the Federal Insurance Administration, the Mortgagor shall obtain flood insurance in the maximum obtainable amount.

c.    If steam boilers or similar equipment for the generation of steam are located in, on or about the Mortgaged Premises, the Mortgagor shall maintain insurance against loss or damage by explosion, rupture or bursting of such equipment and appurtenances thereto, without a coinsurance clause, in an amount satisfactory to the Mortgagee.

d.    Comprehensive general public liability insurance covering the legal liability of the Mortgagor against claims for bodily injury, death or property damage occurring on, in or about the Mortgaged Premises in such amounts and with such limits as the Mortgagee may reasonably require.

e.    Business interruption insurance in an amount at least equal to coverage over one year’s debt service.

All such insurance shall be written on forms and with companies satisfactory to the Mortgagee, shall name as the insured parties the Mortgagor and the Mortgagee as their interests may appear, shall be in amounts sufficient to prevent the Mortgagor from becoming a coinsurer of any loss thereunder, shall name the Mortgagee as a loss payee, shall bear a satisfactory mortgagee clause in favor of the Mortgagee, and shall contain an agreement of the insurer that the coverage shall not be terminated or materially modified without providing to the Mortgagee thirty (30) days’ prior written notice of such termination or modification. All required policies of insurance or acceptable certificates thereof, together with evidence of the payment of current premiums therefor shall be delivered to the Mortgagee. The Mortgagor shall, within thirty (30) days prior to the expiration of any such policy, deliver other original policies or certificates of the insurer evidencing the renewal of such insurance together with evidence of the payment of current premiums therefor. In the event of a foreclosure of this Mortgage or any acquisition of the

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Mortgaged Premises by the Mortgagee, all such policies and any proceeds payable therefrom, whether payable before or after a foreclosure sale, or during the period of redemption, if any, shall become the absolute property of the Mortgagee to be utilized at its discretion. In the event of foreclosure or the failure to obtain and keep any required insurance, the Mortgagor empowers the Mortgagee to effect insurance upon the Mortgaged Premises at the Mortgagor’s expense and for the benefit of the Mortgagee in the amounts and types aforesaid for a period of time covering the time of redemption from a foreclosure sale, and if necessary therefore, to cancel any or all existing insurance policies. The Mortgagor agrees to furnish the Mortgagee with copies of all inspection reports and insurance recommendations received by the Mortgagor from any insurer.

    11. Inspection. Mortgagee, and its agents, shall have the right at all reasonable times to enter upon the Mortgaged Property for the purpose of inspecting the Mortgaged Property or any part thereof. Mortgagee shall, however, have no duty to make such inspection. Any inspection of the Mortgaged Property by Mortgagee shall be entirely for its benefit and Mortgagor shall in no way rely or claim reliance thereon.

    12. Protection of Mortgagee’s Security. Subject to the rights of Mortgagor under paragraph 8 hereof, if Mortgagor fails to perform any of the covenants and agreements contained in this Mortgage or if any action or proceeding is commenced which affects the Mortgaged Property or the interest of the Mortgagee therein, or the title thereto, then Mortgagee, at Mortgagee’s option, may perform such covenants and agreements, defend against or investigate such action or proceeding, and take such other action as Mortgagee deems necessary to protect Mortgagee’s interest. Any amounts or expenses disbursed or incurred by Mortgagee in good faith pursuant to this paragraph 12 with interest thereon at the highest rate specified in the MLA, shall become an Obligation of Mortgagor secured by this Mortgage. Such amounts advanced or disbursed by Mortgagee hereunder shall be immediately due and payable by Mortgagor unless Mortgagor and Mortgagee agree in writing to other terms of repayment. Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other lien discharged in whole or in part by the Obligations or by Mortgagee under the provisions hereof, and any such subrogation rights shall be additional and cumulative security for this Mortgage. Nothing contained in this paragraph shall require Mortgagee to incur any expense or do any act hereunder, and Mortgagee shall not be liable to Mortgagor for any damage or claims arising out of action taken by Mortgagee pursuant to this paragraph.

    13. Condemnation. Mortgagor shall give Mortgagee prompt notice of any action, actual or threatened, in condemnation or eminent domain and hereby assign, transfer and set over to Mortgagee the entire proceeds of any award or claim for damages for all or any part of the Mortgaged Property taken or damaged under the power of eminent domain or condemnation. Mortgagee is hereby authorized to intervene in any such action in the names of Mortgagor, to compromise and settle any such action or claim, and to collect and receive from the condemning authorities and give proper receipts and acquittances for such proceeds. Any expenses incurred by Mortgagee in intervening in such action or compromising and settling such action or claim, or collecting such proceeds shall be reimbursed to Mortgagee first out of the proceeds. The remaining proceeds or any part thereof shall be applied to reduction of that portion of the Obligations then most remotely to be paid, whether due or not, or to the restoration or repair of the Mortgaged Property, the choice of application to be solely at the discretion of Mortgagee.

    14. Fixture Filing. This Mortgage shall constitute a security agreement as defined in the Uniform Commercial Code and SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING which is to be filed in the real estate records of the County where the Mortgaged Premises are situated. The name of the record owner of said real estate is the Mortgagor set forth on page one of this Mortgage. Information concerning the security interest created by this Mortgage may be obtained from the Mortgagee, as secured party, at its address as set forth on page one of this Mortgage. The name and address of the Mortgagor, as debtor, and the name and address of the Mortgagee, as secured party, are as set forth on page one of this Mortgage. This Mortgage covers goods which are, or are to become, “fixtures” as defined in the Uniform Commercial Code. This Mortgage is sufficient as a

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financing statement, and as a financing statement it covers goods which are, or are to become, fixtures on the Land. In addition, the Mortgagor shall execute and deliver to the Mortgagee, upon the Mortgagee’s request, any financing statements or amendments thereto or continuation statements thereto that the Mortgagee may require to perfect a security interest in said items or types of property. The Mortgagor shall pay all costs of filing such instruments. All references to the Uniform Commercial Code in this Mortgage shall mean the Uniform Commercial Code as in effect in the State of Iowa.

    15. Events of Default. Each of the following occurrences shall constitute an event of default hereunder (“Event of Default”):

a.     Mortgagor shall default in the due observance or performance of or breach its agreement contained in paragraph 4 hereof or shall default in the due observance or performance of or breach of any other covenant, condition or agreement on its part to be observed or performed pursuant to the terms of this Mortgage beyond any cure period, if any.

b.     An Event of Default shall occur under the MLA, Supplements, Notes, or any other mortgage, assignment or other security document constituting a lien on the Mortgaged Property or any part thereof.

    16. Acceleration; Foreclosure, Receiver. Upon the occurrence of any Event of Default and at any time thereafter while such Event of Default exists, Mortgagee may, at its option, after such notice as may be required by law, exercise one or more of the following rights and remedies (and any other rights and remedies available to it):

a.     Mortgagee may declare immediately due and payable all Obligations secured by this Mortgage, and the same shall thereupon be immediately due and payable, without further notice or demand.

b.     Mortgagee shall have and may exercise with respect to the Personal Property, all the rights and remedies accorded upon default to a secured party under the Iowa Uniform Commercial Code. If notice to Mortgagor of intended disposition of such property is required by law in a particular instance, such notice shall be deemed commercially reasonable if given to Mortgagor at least ten (10) days prior to the date of intended disposition.

c.     Mortgagee may (and is hereby authorized and empowered to) foreclose this Mortgage in accordance with the law of the State of Iowa, and at any time after the commencement of an action in foreclosure, or during the period of redemption, the court having jurisdiction of the case shall at the request of Mortgagee appoint a receiver to take immediate possession of the Mortgaged Property and of the Revenues and Income accruing therefrom, and to rent or cultivate the same as he may deem best for the interest of all parties concerned, and such receiver shall be liable to account to Mortgagor only for the net profits, after application of rents, issues and profits upon the costs and expenses of the receivership and foreclosure and upon the Obligations.

d.     Mortgagee may employ a receiver to deal with the aforesaid matter, such receiver’s reasonable salary and remuneration for the account of the Mortgagor. Such receiver shall be regarded as the agent of the Mortgagor and the Mortgagor shall be wholly responsible for the acts and omissions of such receiver, provided that such receiver is reasonably qualified to perform its duties as receiver, and provided that Mortgagor shall not be liable for receiver’s gross negligence or willful misconduct.

e.     Subject to the provisions of the terms of the Obligations, the Mortgagee shall have the power to dispose of any Mortgaged Property or any part thereof in accordance with the

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law of the State of Iowa without the consent of the Mortgagor or other persons. The Mortgagee shall have the power to execute all documents relating to the sale and lease of the Mortgaged Property and any loss arising shall not be borne by the Mortgagee.

f.     The Mortgagee can dispose of the Mortgaged Property or appoint a receiver to dispose of the Mortgaged Property in accordance with this Mortgage and, subject to the provisions of the Obligations can apply the monies received from the disposition of Mortgaged Property in the following order of priority:

    (1) firstly, in payment of all reasonable costs in the disposition of the Mortgaged Property, including (but without limitation) the fees and remuneration of the receiver;

    (2) secondly, in payment of all the custom duties and other taxes required by law in connection with the Mortgaged Property;

    (3) thirdly, in payment of all necessary costs to maintain the property, including the cost of insurance and any other benefit to the property;

    (4) fourthly, in payment of the balance of Mortgagor’s obligations to Mortgagee as defined in the Obligations; and

    (5) fifthly, in satisfaction of any other Secured Indebtedness; and the remaining balance, after the above deductions, shall be paid to the Mortgagor and other persons entitled to the above sum in full by the Mortgagee.

    17. Redemption. It is agreed that if this Mortgage covers less than ten (10) acres of land, and in the event of the foreclosure of this Mortgage and sale of the property by sheriff’s sale in such foreclosure proceedings, the time of one year for redemption from said sale provided by the statues of the State of Iowa shall be reduced to six (6) months provided the Mortgagee, in such action files an election to waive any deficiency judgment against Mortgagor which may arise out of the foreclosure proceedings; all to be consistent with the provisions of Chapter 628 of the Iowa Code. If the redemption period is so reduced, for the first three (3) months after sale such right of redemption shall be exclusive to the Mortgagor, and the time periods in Sections 628.5, 628.15 and 628.16 of the Iowa Code shall be reduced to four (4) months.

    It is further agreed that the period of redemption after a foreclosure of this Mortgage shall be reduced to sixty (60) days if all of the three following contingencies develop: (1) The real estate is less than ten (10) acres in size; (2) the Court finds affirmatively that the said real estate has been abandoned by the owners and those persons personally liable under this Mortgage at the time of such foreclosure; and (3) Mortgagee in such action files an election to waive any deficiency judgment against Mortgagor or their successors in interest in such action. If the redemption period is so reduced, Mortgagor or their successors in interest or the owner shall have the exclusive right to redeem for the first thirty (30) days after such sale, and the time provided for redemption by creditors as provided in Sections 628.5, 628.15 and 628.16 of the Iowa Code shall be reduced to forty (40) days. Entry of appearance by pleading or docket entry by or on behalf of Mortgagor shall be a presumption that the property is not abandoned. Any such redemption period shall be consistent with all of the provisions of Chapter 628 of the Iowa Code. This paragraph shall not be construed to limit or otherwise affect any other redemption provisions contained in Chapter 628 of the Iowa Code.

    18. Attorneys’ Fees. Mortgagor shall pay on demand all costs and expenses incurred by Mortgagee in enforcing or protecting its rights and remedies hereunder, including, but not limited to, reasonable attorneys’ fees and legal expenses.

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    19. Forbearance not a Waiver, Rights and Remedies Cumulative. No delay by Mortgagee in exercising any right or remedy provided herein or otherwise afforded by law or equity shall be deemed a waiver of or preclude the exercise of such right or remedy, and no waiver by Mortgagee of any particular provisions of this Mortgage shall be deemed effective unless in writing signed by Mortgagee, All such rights and remedies provided for herein or which Mortgagee or the holder of the Obligations may have otherwise, at law or in equity, shall be distinct, separate and cumulative and may be exercised concurrently, independently or successively in any order whatsoever, and as often as the occasion therefor arises.

    20. Notices. All notices required to be given hereunder shall be in writing and deemed given when personally delivered or deposited in the United States mail, postage prepaid, sent certified or registered, addressed as follows:

        a. If to Mortgagor, to:            Homeland Energy Solutions, LLC
                            2779 Highway 24
                            Lawler, Iowa 52154
                            Telephone: (563) 238-5555
                            Fax: (563) 238-5557
                            Attention: President

            With a copy to:            Brown Winick, Attorneys at Law
                            666 Grand Avenue
                            Suite 200 Ruan Center
                            Des Moines, IA 50309
                            Telephone: (515) 242-2400
                            Fax: (515) 323-8514
                            Attn. Thomas D. Johnson

        b. If to Mortgagee, to:            Compeer Financial
21088 Keswick Loop
Lakeville, MN 55044
Telephone: (952) 997-4066
Attention: Aaron Knewtson

And

                            Home Federal Savings Bank
    50 – 14th Avenue East, Suite 100
Sartell, MN 56377
    Telephone: (320) 654-4021
    Facsimile: (320) 252-6516
                            Attention: Eric Oftedahl

    With copy to:    Lathrop GPM LLP
1010 West St. Germain Street
Suite 500
St. Cloud, MN 56301
Telephone: (320) 252-4414
Facsimile: (320) 252-4482
Attention: Scott Larison

or to such other address or person as hereafter designated in writing by the applicable party in the manner provided in this paragraph for the giving of notices.

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    21. Severability. In the event any portion of this Mortgage shall, for any reason, be held to be invalid, illegal or unenforceable in whole or in part, the remaining provisions shall not be affected thereby and shall continue to be valid and enforceable and if, for any reason, a court finds that any provision of this Mortgage is invalid, illegal, or unenforceable as written, but that by limiting such provision it would become valid, legal and enforceable then such provision shall be deemed to be written, construed and enforced as so limited.

    22. Further Assurances. At any time and from time to time until payment in full of the Obligations, Mortgagor will, at the request of Mortgagee, promptly execute and deliver to Mortgagee such additional instruments as may be reasonably required to further evidence the lien of this Mortgage and to further protect the security interest of Mortgagee with respect to the Mortgaged Property, including, but not limited to, additional security agreements, financing statements and continuation statements. Any expenses incurred by Mortgagee in connection with the recordation of any such instruments shall become additional Obligations of Mortgagor secured by this Mortgage. Such amounts shall be immediately due and payable by Mortgagor to Mortgagee.

    23. Successors and Assigns bound; Number; Gender; Agents; Captions. The rights, covenants and agreements contained herein shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties. Words and phrases contained herein, including acknowledgment hereof, shall be construed as in the singular or plural number, and as masculine, feminine or neuter gender according to the contexts. The captions and headings of the paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.

    24. Governing Law. This Mortgage shall be governed by and construed in accordance with the laws of the State of Iowa.

    25. Waiver of any Exemption. The undersigned hereby waives all rights of exemption as to any of the Mortgaged Property.

    26. Acknowledgment of Receipt of Copies of Debt Instrument. Mortgagor hereby acknowledges the receipt of a copy of this Mortgage together with a copy of the MLA and all Supplements secured hereby.

    27. Mortgagor’s Acknowledgment of Remedies. SUBJECT TO THE TERMS OF THE MLA, UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, THE MORTGAGOR HEREBY CONSENTS AND AGREES TO THE FORECLOSURE AND SALE OF THE MORTGAGED PREMISES BY ACTION PURSUANT TO IOWA STATUTES CHAPTER 654 (OR PURSUANT TO ANY SIMILAR OR REPLACEMENT STATUTES HEREAFTER ENACTED). Notwithstanding the foregoing provision, the Mortgagor’s foregoing acknowledgment does not constitute a waiver of the Mortgagor’s defenses to the foreclosure. The Mortgagor further understands that upon the occurrence and during the continuance of an Event of Default, the Mortgagee may also elect its rights under the Uniform Commercial Code and take possession of the Personal Property (as defined in this Mortgage) and dispose of the same by sale or otherwise in one or more parcels provided that at least ten (10) days’ prior notice of such disposition must be given, all as provided for by the Uniform Commercial Code, as hereafter amended or by any similar or replacement statute hereafter enacted. THE MORTGAGOR ACKNOWLEDGES THAT IT IS REPRESENTED BY LEGAL COUNSEL; THAT BEFORE SIGNING THIS DOCUMENT THIS PARAGRAPH AND THE MORTGAGORS RIGHTS WERE FULLY EXPLAINED BY SUCH COUNSEL AND THAT THE MORTGAGOR UNDERSTANDS THE NATURE AND EXTENT OF THE RIGHTS WAIVED HEREBY AND THE EFFECT OF SUCH WAIVER.

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    28. Continued Priority. Any agreement hereafter made by the Mortgagor and the Mortgagee pursuant to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

    29. Cumulative Rights. Each right, power or remedy herein conferred upon the Mortgagee is cumulative and in addition to every other right, power or remedy, express or implied, now or hereafter arising, available to the Mortgagee, at law or in equity, or under the Uniform Commercial Code or other law, or under and other Loan Document, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and is such order as may be deemed expedient by the Mortgagee and shall not be a waiver of the right of, power or remedy arising hereunder or arising otherwise shall impair any such right, power or remedy or the right of the Mortgagee to resort thereto at a later date or be construed to be a waiver of any Event of Default under this Mortgage.

[Remainder of page intentionally blank. Signature page immediately follows.]

Mortgage
Homeland Energy Solutions, LLC – Home Federal Savings Bank

Dated effective the 22nd day of July, 2021.

HOMELAND ENERGY SOLUTIONS, LLC
an Iowa limited liability company

By /s/ Beth Eiler
Beth Eiler
Its CFO and Interim CEO

STATE OF IOWA, COUNTY OF CHICKASAW

This instrument was acknowledged before me on the 16th day of July, 2021, by Beth Eiler as CFO and Interim CEO of HOMELAND ENERGY SOLUTIONS, LLC.

                            /s/ Katy Kuehn
                            Notary Public

[Signature page to Fifth Amended and Restated Mortgage]

Mortgage
Homeland Energy Solutions, LLC – Home Federal Savings Bank

EXHIBIT A
Legal Description

Parcel 1:
Parcel A in the Southeast Quarter of Section 1 lying southeasterly of railroad in Township 95 North, Range 12 West of the 5th P.M., Chickasaw County, Iowa, as shown in Document No. 2007-0823, in the office of the Chickasaw County Recorder. LESS AND EXCEPT Parcel D in Parcel A of the survey of the Southeast Quarter of Section 1, Township 95 North, Range 12 West of the 5th P.M., Chickasaw County, Iowa, as shown in Document No. 2007-2395 in the office of the Chickasaw County Recorder.

AND

Parcel 2:
Parcel A in Section 1 lying northwesterly of railroad in Township 95 North, Range 12 West of the 5th P.M., Chickasaw County, Iowa, as shown in Document No. 2007-0823, in the office of the Chickasaw County Recorder.

AND

Parcel 3:
Parcel A in the Northwest Quarter of Section 12 lying northwesterly of railroad in Township 95 North, Range 12 West of the 5th P.M., Chickasaw County, Iowa, as shown in Document No. 2007-0823, in the office of the Chickasaw County Recorder.

AND

Parcel 4:
Parcel D in the Southwest Quarter of the Northwest Quarter and that part of the Northwest Quarter of the Southwest Quarter in Section 6 lying northwesterly of railroad in Township 95 North, Range 11 West of the 5th P.M., Chickasaw County, Iowa, as shown in Document No. 2007-0823, in the office of the Chickasaw County Recorder.

AND

Parcel 5:
Parcel E in the Southwest Quarter of Section 6, Township 95 North, Range 11 West of the 5th P.M., Chickasaw County, Iowa, as shown in Document No. 2007-1956, in the office of the Chickasaw County Recorder.

AND

Parcel 6:
Parcel B in the Fractional North 1/2 of the Fractional Northeast 1/4 of Section 1, Township 95 North, Range 12 West of the 5th Principal Meridian, Chickasaw County, Iowa, as shown in Document 2008-0781 and 2008-1845 in the office of the Chickasaw County Recorder.

Mortgage
Homeland Energy Solutions, LLC – Home Federal Savings Bank

EXHIBIT B
PERMITTED ENCUMBRANCES

Terms and conditions of Assessment of Damages, in which a right of way is given to Railroad, dated 12/01/1868, filed of record 01/06/1871, in Book O, Page 588, and dated 09/15/1868, filed of record 01/06/1871, in Book O, Page 501, and dated 09/15/1868, filed of record 01/06/1871, in Book O, Page 499.

Easement for snow fences, in favor of Chicago, Milwaukee and St. Paul Railroad Company, as set forth in Easement, dated 10/16/1888, filed of record 10/18/1888, in Book 32, Page 574, and dated 10/15/1888, filed or record 10/18/1888, in Book 32, Page 577, and dated 11/04/1893, filed of record 11/14/1893, in Book 38 of Deeds, Page 326.

Easement in favor of State of Iowa, as set forth in Easement, dated 03/04/1939, filed of record 04/01/1939, in Book 69, Page 503. (p.o E1/2 SE1/4 S of RR)

Terms and conditions of Quiet Title as to Railroad, filed of record 03/19/1941, in Quiet Title Case No. 9905.

Terms and conditions of Affidavit and Resolution, filed of record 07/01/1957, in Book G, Page 518.

Terms and Conditions of Notice of Agreement, filed of record 04/15/1981, in Book N Misc., Page 280.

Easement for utility, in favor of Hawkeye Tri-County Electric Co-op, as set forth in Easement, filed of record 08/10/1981, in Book 124, Page 385.

Terms and conditions of Fencing Agreement, dated 04/05/1982, filed of record 04/08/1982, in Book 1, Page 86.

Terms and conditions of Agreement and Easement, dated 03/15/2007, filed of record 03/23/2007, as Document No. 2007-0566. (S½ SW¼ , Section 1)

Easement for utility, in favor of Hawkeye Tri-County Electric Co-op, as set forth in Right of Way Easement, dated 07/26/2007, filed of record 09/06/2007, as Document No. 2007-1781. Amended by document dated 10/2/2008, filed 10/8/2008, as Document No. 2008-1960.

Subject to Roadways over the Westerly 33 feet of Parcel A and Iowa Highway No. 24 over the Southerly portion of Parcel A lying Southeasterly of the Railroad.

Subject to the rights of tenants, as tenants only, under unrecorded leases.

Terms and conditions of Survey by Daryl Eiffler, dated 02/12/2007, filed of record 02/14/2007, as Document No. 2007-0335.

Terms and conditions of Survey by Daryl Eiffler, dated 04/26/2007, filed of record 04/27/2007, as Document No. 2007-0823.

Terms and conditions of Survey by Lyle G. TeKippe, dated 02/26/1986, filed of record 02/26/1986, in Book 135, Page 407.

Terms and conditions of Survey by Paul R. Herold, dated 10/04/2007, filed of record 10/04/2007, as Document No. 2007-1956.

Mortgage
Homeland Energy Solutions, LLC – Home Federal Savings Bank

Terms and conditions of Survey by Paul R. Herold, dated 10/15/2007, filed of record 10/15/2007, as Document No. 2007-2012.

Terms and conditions of Affidavit and Resolution, filed of record 07/01/1957, in Book G, Page 518.

Easement in favor of State of Iowa, as set forth in document dated 01/14/1939, filed of record 01/27/1939, in Book 69, Page 449 and dated 01/14/1940, filed of record 01/27/1940 in Book 69, Page 451.

Terms and conditions of Condemnation Proceedings, dated 07/21/1943, filed in Book 72 of Deed, Page 209.

Option Agreement regarding the 2 acres immediately East and adjacent to Parcel D in Parcel A in the Southeast Quarter of Section 1, Township 95 North, Range 12 west of the 5th P.M. as set out in document dated 12/11/2007, filed 2/5/2008, as Document No. 2008-0203.

Document from Army Corps of Engineers dated 2/2/2009, filed 2/2/2009, as Document No. 2009--0243.

Terms and conditions of Memorandum of Option (to purchase) by and between Dale Kout, et al, and
Homeland Energy Solutions, a Limited Liability Company of the State of Iowa, dated 5/18/2006, filed
7/26/2006, as Document No. 2006-1547.

Terms and conditions of Survey by Paul R. Herold, filed 4/24/2008, as Document No. 2008-0781.

Terms and conditions of Survey Affidavit by Paul R. Herold, filed 9/25/2008, as Document No. 2008-1845.

A mortgage to secure an original principal indebtedness of $100,000,000.00 and any other amounts or obligations secured thereby, recorded December 6, 2007 as Document No. 2007-2367 of Official Records, Dated: November 30, 2007, Mortgagor: Homeland Energy Solutions, LLC, an Iowa Limited Liability Company, Mortgagee: Home Federal Savings Bank. The mortgage has been amended and restated by document dated December 30, 2008, and recorded January 30, 2009, Document No. 2009-0225. The mortgage has been amended and restated by document dated February 24, 2014, and recorded March 3, 2014, Document No. 2014-0276. The mortgage has been amended and restated by document dated June 28, 2017, and recorded July 5, 2017, Document No. 2017-1059. The mortgage has been amended and restated by document dated November 6, 2020, and recorded November 30, 2020, Document No. 2020-2748.

Terms and conditions of Notice of Agreement by the Chickasaw Soil Conservation District filed
4/15/1981, in Book N, Page 280.

The terms and provisions contained in the document entitled "Memorandum of Understanding" recorded April 10, 2009 as Document No. 2009-0760 of Official Records.

The terms and provisions contained in the document entitled "Pipeline Easement by Owner" recorded August 24, 2009 as Document No. 2009-1674 of Official Records.

Mortgage
Homeland Energy Solutions, LLC – Home Federal Savings Bank